Exhibit 10.8
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                      Fortune Diversified Industries, Inc.
                            A Global Business Network



November 15, 2001



Jeffrey J. Lewis
3923 Hemmingway Drive
Okemos, MI  48864

Dear Jeff:

     The purpose of this letter is to memorialize our prior verbal agreement. On or about January 12, 2001, WOW Entertainment, Inc. (n/k/a Fortune Diversified Industries, Inc.) ("Corporation") granted you options to purchase 1,200,000 shares of the Corporation's common stock in connection with your hiring as the Corporation's CEO. Pursuant to the vesting schedule, you are currently entitled to exercise an option to purchase 200,000 shares of the Corporation's common stock at $.01 per share.

     Effective August 30, 2001, the Corporation canceled the options to purchase the additional 1,000,000 shares of common stock previously granted to you. As of August 30, 2001, you do not hold any options to purchase any shares of the Corporation's common stock except for the 200,000 shares of common stock described above.

     If you are in agreement with the above statements, please sign below and return an executed copy of this letter to me.

                                   Sincerely,

                                   FORTUNE DIVERSIFIED INDUSTRIES, INC.


                                   By: /s/ Douglas E. May
                                       ----------------------------------
                                       Douglas E. May
                                       Chief Financial Officer

IN AGREEMENT WITH THE ABOVE:


/s/ Jeffrey J. Lewis
----------------------------
Jeffrey J. Lewis

               6809 Corporate Drive o Indianapolis, Indiana 46278
                      (317) 532-1376 o Fax (317) 532-1376